As Filed with the Securities and Exchange Commission on June 24, 2004

Registration No. 333-100217

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YARDVILLE NATIONAL BANCORP

(Exact name of registrant as specified in charter)

New Jersey	22-2670267
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2465 Kuser Road
Hamilton, New Jersey 08690
(Address of principal executive offices)

YARDVILLE NATIONAL BANK EMPLOYEES’ RETIREMENT SAVINGS PLAN
(Full title of the plan)

Patrick M. Ryan
President and Chief Executive Officer
Yardville National Bancorp
2465 Kuser Road
Hamilton, New Jersey 08690
(Name and address of agent for service)

(609) 585-5100
(Telephone number, including area code, of agent for service)

With copy to:
Steven J. Feder, Esq.
Pepper Hamilton LLP
400 Berwyn Park, 899 Cassatt Road
Berwyn, PA 19312
(610) 640-7800

DEREGISTRATION OF SECURITIES

     On October 1, 2002, Yardville National Bancorp (the “Registrant”) filed a registration statement on Form S-8 (No. 333-100217) (the “Registration Statement”), which registered the issuance of 250,000 shares (the “401(k) Plan Shares”) of the Registrant’s common stock, no par value per share (the “Common Stock”), sold pursuant to the Yardville National Bank Employees’ Retirement Savings Plan (the “Plan”). Pursuant to General Instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended (the “Act”), the Registration Statement was also deemed to register an indeterminate number of interests in the Plan (“Plan Interests”). The Plan included an option for the Registrant’s employees to invest a portion of their Plan accounts in a fund (the “YNB Stock Fund”) that acquired shares of Common Stock in the open market. In November 2002, the Registrant discontinued the YNB Stock Fund. Accordingly, pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister any Plan Shares and Plan Interests registered pursuant to the Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton Township, State of New Jersey, on June 24, 2004.

YARDVILLE NATIONAL BANCORP

By:	Patrick M. Ryan

Patrick M. Ryan President and Chief Executive Officer

Name	Title	Date
Patrick M. Ryan Patrick M. Ryan	Director, President and Chief Executive Officer	June 24, 2004
Stephen F. Carman Stephen F. Carman	Vice President, Treasurer, Principal Financial Officer and Principal Accounting Officer	June 24, 2004
Jay G. Destribats Jay G. Destribats	Chairman of the Board	June 24, 2004
* Elbert G. Basolis, Jr.	Director	June 24, 2004
* Lorraine Buklad	Director	June 24, 2004
* Anthony M. Giampetro, M.D.	Director	June 24, 2004
* Sidney L. Hofing	Director	June 24, 2004
* Gilbert W. Lugossy	Director	June 24, 2004
Samuel D. Marrazzo Samuel D. Marrazzo	Director	June 24, 2004
* Louis R. Matlack, Ph.D.	Director	June 24, 2004
* Martin Tuchman	Director	June 24, 2004
* F. Kevin Tylus	Director	June 24, 2004

Name	Title	Date
* Christopher S. Vernon	Director	June 24, 2004

*By:	Patrick M. Ryan

Patrick M. Ryan Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act, the Administrator of the Yardville National Bank Employees’ Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton Township, State of New Jersey, on June 24, 2004.

YARDVILLE NATIONAL BANK EMPLOYEES’ RETIREMENT SAVINGS PLAN

By:	Yardville National Bancorp, Plan Administrator

By:	Patrick M. Ryan

Patrick M. Ryan President and Chief Executive Officer